Exhibit (a)(3)




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July 14, 2000

                                  July 14, 2000

TO:                  UNIT HOLDERS OF SECURED INCOME L.P.

SUBJECT:     OFFER TO PURCHASE UNITS

Dear Unit Holder:

     As described in the enclosed Offer to Purchase and related Letters of Transmittal (the "Offer"), MP INCOME FUND 11, L.P.; MP INCOME FUND 12, LLC; MP INCOME FUND 14, LLC; MP INCOME FUND 15, LLC; MP INCOME FUND 16, LLC; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS III, LTD.; ACCELERATED HIGH YIELD GROWTH FUND II, LTD.; ACCELERATED HIGH YIELD INSTITUTIONAL FUND I, LTD.; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS, LTD.; ACCELERATED HIGH YIELD PENSION INVESTORS, LTD.; ACCELERATED HIGH YIELD INCOME FUND I, LTD.; ACCELERATED HIGH YIELD INCOME FUND II, LTD.; PREVIOUSLY OWNED MORTGAGE PARTNERSHIPS INCOME FUND 3; PREVIOUSLY OWNED PARTNERSHIPS INCOME FUND; MP-DEWAAY FUND, LLC; SPECIFIED INCOME FUND, A
CALIFORNIA LIMITED PARTNERSHIP; MACKENZIE PATTERSON SPECIAL FUND 5, LLC; MP FALCON GROWTH FUND, LLC; MP FALCON FUND, LLC; MP VALUE FUND 5, LLC; MP VALUE FUND 6, LLC; MACKENZIE PATTERSON SPECIAL FUND 3, LLC; and MACKENZIE FUND VI, A CALIFORNIA LIMITED PARTNERSHIP (collectively the "Purchasers") are offering to purchase up to 330,000 Units of limited partnership interest (the "Units") in SECURED INCOME L.P., a Delaware limited partnership (the "Partnership") at a purchase price equal to:

                                 $16.25 per Unit

        The Offer will provide you with an opportunity to liquidate all, or a portion of, your investment in SECURED INCOME L.P. without the usual transaction costs associated with market sales or partnership transfer fees. This offer is $0.50 per Unit greater than the $15.75 per Unit currently offered by West Putnam Housing Investors II LLC (the "GP Offeror"), an affiliate of certain of the General Partners.

             If you have already tendered your Units to the GP Offeror, and you wish to revoke that tender and tender to the Purchasers, you may revoke the prior tender until that offer is terminated by sending a written notice of revocation specifying the Units tendered and your desire to revoke, as provided in the GP Offeror tender offer. We have attached a form for use in revoking tenders to GP Offeror. If you have questions in this regard, please contact us at the number below.

         After carefully reading the enclosed Offer, if you elect to tender your Units, mail (using the enclosed pre-addressed, postage paid envelope) or telecopy a duly completed and executed copy of the Letter of Transmittal (printed on blue paper) and Change of Address forms, and any other documents required by the Letter of Transmittal, to the Depositary for the Offer at:

                           MacKenzie Patterson, Inc.,
                               1640 School Street
                            Moraga, California 94556
                            Telecopy: (925) 631-9119

         If you have any questions or need assistance, please call the Depository at 800-854-8357.

         This Offer expires (unless extended) August 15, 2000.




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NOTICE OF WITHDRAWAL

             The undersigned hereby withdraws Units heretofore tendered by the undersigned to West Putnam Housing Investors II LLC pursuant to its tender offer dated June 26, 2000.

Name of person who tendered Units: __________________________________________

Name of registered Unit holder (if different): ______________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): _______


Date: _______________, 2000


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[signature of withdrawing Unit holder]


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[signature of joint  holder, if any]

INSTRUCTIONS:

For a withdrawal to be effective, a written notice of withdrawal must be timely received by the Depositary for the West Putnam Housing Investors II LLC offer at one of its addresses set forth below. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed the letter of transmittal in the same manner as the letter of transmittal was signed. The Information Agent for West Putnam Housing Investors II LLC and its addresses are as follows:

MMS ESCROW AND TRANSFER AGENCY, INC.

                          By Hand or
By Mail:                  Overnight Courier:                By Facsimile:
-------                   -----------------                 ------------

P.O. Box 7090             1845 Maxwell, Suite 101           (248) 614-4536
Troy, MI 48007-7090       Troy, MI 48084-4510


To confirm withdrawal by telephone, call toll free: (888) 349-2005




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